                           SCHEDULE 14A INFORMATION

             Proxy Statement Pursuant to Section 14(a) of the Securities
                       Exchange Act of 1934 (Amendment No.    )

          Filed by the Registrant [X]
          Filed by a Party other than the Registrant [ ]


          Check the appropriate box:

          [ ]  Preliminary Proxy Statement
          [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
          [X]  Definitive Proxy Statement
          [ ]  Definitive Additional Materials
          [ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
               Section 240.14a-12

                             BHA GROUP, INC.
          .................................................................
                   (Name of Registrant as Specified In Its Charter)
          .................................................................
       (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


          Payment of Filing Fee (Check the appropriate box):

          [ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),
               14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
          [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
          [ ]  Fee computed on table below per Exchange Act Rules
               14a-6(i)(4) and 0-11.

               1) Title of each class of securities to which transaction applies:

          .................................................................

               2) Aggregate number of securities to which transaction applies:

          .................................................................

               3)  Per unit price or other underlying value of transaction
          computed   pursuant to Exchange Act Rule 0-11 (Set forth the
          amount on which the filing fee is calculated and state how it was determined):

          .................................................................

               4)  Proposed maximum aggregate value of transaction:

          .................................................................

               5)  Total fee paid:

          .................................................................

          [X]  Fee paid previously with preliminary materials.
          [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

               1)   Amount Previously Paid:

          .................................................................

               2)   Form, Schedule or Registration Statement No.:

          .................................................................

               3)   Filing Party:

          .................................................................

               4)   Date Filed:

          .................................................................

                                 BHA GROUP, INC.
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TUESDAY, FEBRUARY 20, 1996


To the Stockholders of
BHA Group, Inc.

         Notice is hereby given that the Annual Meeting of Stockholders of BHA Group, Inc. (the "Company") will be held at the office of the Company, Second
(2nd) Floor, Brywood Office Tower, 8800 East 63rd Street, Kansas City, Missouri 64133, on Tuesday, February 20, 1996, at 10:30 a.m., Kansas City time, for the following purposes:

         1.  To elect directors for the ensuing year;

         2. To approve amendments to the Company's Certificate of Incorporation as follows:

             a. To reclassify the Class A Common Stock of the Company as "Common Stock", set the number of authorized shares of Common Stock at 20,000,000 shares and eliminate the Class B Common Stock of the Company;

             b. To authorize the Company to issue up to 500,000 shares of Preferred Stock;

             c. To classify the Board of Directors of the Company into three classes; and

             d. To prohibit stockholders from taking action by written consent;

         3. To ratify the selection of KPMG Peat Marwick as independent auditors of the Company for the fiscal year ending September 30, 1996; and

         4. To transact such other business as may properly come before the meeting or any adjournment thereof.

         The close of business on January 2, 1996 has been designated as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting of Stockholders or any adjournments thereof.

         Management requests all stockholders to sign and date the enclosed form of proxy and return it in the postage paid, self-addressed envelope provided for your convenience. Please do this whether or not you plan to attend the Annual Meeting of Stockholders. Should you attend, you may, if you wish, withdraw your proxy and vote your shares in person.

                                      By Order of the Board of Directors
                                                 James C. King
                                                   Secretary


Kansas City, Missouri
January 17, 1996

                                 BHA GROUP, INC.
                                  ------------


                                 PROXY STATEMENT
                             Dated January 17, 1996
                       For Annual Meeting of Stockholders
                      to be held Tuesday, February 20, 1996



       This Proxy Statement is furnished by the Board of Directors (the "Board") of BHA Group, Inc. (the "Company") in connection with the solicitation of proxies to be voted at the Annual Meeting of Stockholders of the Company which will be held at the principal executive offices of the Company, Second (2nd) Floor, Brywood Office Tower, 8800 East 63rd Street, Kansas City, Missouri 64133, on Tuesday, February 20, 1996 at 10:30 a.m., Kansas City time, and all adjournments thereof (the "Annual Meeting"). The close of business on January 2, 1996 has been designated as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Annual Meeting.

       Any proxy delivered pursuant to this solicitation may be revoked, at the option of the person executing the proxy, at any time before it is exercised, either by delivering a signed revocation to the Secretary of the Company at any time prior to the Annual Meeting, or, at the Annual Meeting, by delivering a signed revocation to the Chairman of the meeting at any time prior to the commencement of the voting thereon. A duly executed proxy conferring different authority than an earlier proxy of the same stockholder will constitute a revocation of such earlier proxy.

       Unless otherwise specified in the proxy (and except for "broker non-votes" described below), stock represented by proxies will be voted
(i) FOR the election of management's nominees for directors; (ii) FOR all of the proposed amendments (each, a "Proposed Amendment" and collectively, the "Proposed Amendments") to the Company's Certificate of Incorporation
(the "Certificate"); (iii) FOR the ratification of the selection of KPMG Peat Marwick as independent auditors of the Company for the fiscal year ending September 30, 1996 ("Fiscal 1996"), and (iv) in the discretion of the proxyholders with respect to such matters as may come before the Annual Meeting.

       The cost of soliciting proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally or by telephone by some of the regular employees of the Company. The Company does not expect to pay any compensation for the solicitation of proxies, but may reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expense incurred in sending proxy materials to their principals and obtaining their proxies. On or about January 17, 1996, this Proxy Statement and the accompanying form of proxy are to be mailed to each stockholder of record as of the Record Date.


       As of December 31, 1995, the Company had outstanding 5,464,469 shares of the Company's $.01 par value Class A Common Stock (the "Class A Common Stock"), the Company's only class of voting securities outstanding. Each share of Class A Common Stock outstanding entitles the holder thereof to one vote. The majority of all the outstanding shares of Class A Common Stock constitutes a quorum at the

Annual Meeting. Shares of Class A Common Stock represented by proxies that reflect abstentions and "broker non-votes" (i.e. Class A Common Stock represented at the Annual Meeting by proxies held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have the discretionary voting power on a particular matter) will be counted as a vote represented and voted at the Annual Meeting for purposes of determining the number of votes required to approve a proposal. Shares of Class A Common Stock represented by proxies that withhold authority to vote for a nominee for election as a director will not be counted as a vote represented and voted at the Annual Meeting for purposes of determining the number of votes required to elect such nominee.



                              ELECTION OF DIRECTORS
                                (Proposal No. 1)

Nominees for Election of Directors.

       Nine directors are to be elected at the Annual Meeting. If the stockholders approve the Proposed Amendment to classify the Board (see "Amendment to the Company's Certificate of Incorporation to Classify the Board (Proposal No. 2c)" below), the Board will be classified into three classes, with the directors in each class serving three-year terms (or, in each case, until their respective successors are duly elected and qualified or until their earlier death, resignation or removal), except that the initial terms of the Class I, Class II and Class III directors will expire at the annual meetings of stockholders to be held in 1997, 1998 and 1999, respectively (or, in each case, until their respective successors are duly elected and qualified or until their earlier death, resignation or removal). If the stockholders fail to approve such Proposed Amendment, the Board will continue to have one class of directors, elected at each annual meeting of stockholders, and those directors elected at an annual meeting will serve (without regard to the class designations below) until the next annual meeting of stockholders. In voting for directors, for each share of Class A Common Stock held of record, such stockholder is entitled to cast one vote either in favor of or against each candidate, or to abstain from voting on any or all candidates. It is intended that shares represented by the enclosed form of proxy will be voted in favor of the election of all of the nominees named below as directors, all of whom are now directors of the Company, unless otherwise specified in such proxy. If any of the nominees should become unavailable for election, the shares represented by such proxies will be voted for such substitute nominees as may be nominated by the Board. The election of directors requires the affirmative vote of the holders of a plurality of the shares present or represented and entitled to vote at the Annual Meeting.

       The following information is given with respect to the nominees:

                                                                                              Director
Name                                                 Principal Occupation                      Since          Class

Lamson Rheinfrank, Jr.                Chairman of the Board of the Company(1)                   1986           III

Michael T. Zak                        Vice Chairman of the Board of the Company(2)              1986            II

James E. Lund                         Chief Executive Officer and President                     1986           III
                                      of the Company(3)



James J. Thome                        Executive Vice President of the Company(4)                1990            II

James C. King                         Senior Vice President and Secretary of the                1995            I
                                      Company(5)

Don H. Alexander                      President and Chief Executive Officer of                  1986           III
                                      EMCO Industries, Inc.(6)

Robert D. Freeland                    Chairman of the Board of Havens Steel                     1988            I
                                      Company(7)

Thomas A. McDonnell                   President and Chief Executive Officer of DST              1993            II
                                      Systems, Inc.(8)

Richard C. Green                      Chairman, President and Chief Executive                   1995            I
                                      Officer of UtiliCorp United (9)

-----------


(1) Mr. Rheinfrank, age 55, has been Chairman of the Board of the Company since its inception in July 1986. He was the Chief Executive Officer and Chairman of the Board of Directors of Standard Havens, Inc. ("Standard Havens") from 1967 until May 1989 when Standard Havens, which had been an affiliate of the Company, was acquired by a subsidiary of Raytheon Company. Mr. Rheinfrank also serves as a Director of Commerce Bank of Kansas City and as an advisory director of Havens Steel Company and U.S. Engineering Co.

(2) Mr. Zak, age 45, has been a Director of the Company since its inception in July 1986. He has been Vice Chairman of the Company since April 1993 and served as President and Chief Executive Officer from July 1986 to March 1993. From 1980 to July 1986, he was employed by Standard Havens in various capacities, first as Controller of the Baghouse Accessories Division and then as Vice President and Treasurer.

(3) Mr. Lund, age 46, has been a Director of the Company since its inception in July 1986. He has been President and Chief Executive Officer of the Company since April 1993 and prior thereto, served as Executive Vice President. Mr. Lund joined Standard Havens in 1979 as Marketing Manager of the Baghouse Accessories Division, and served as Manager of Sales and Marketing from 1980 to 1985, at which time he assumed the position of Vice President and General Manager of the Baghouse Accessories Division of Standard Havens.

(4) Mr. Thome, age 40, has been Executive Vice President of the Company since April 1993 and has been a Director of the Company since February 1990. He joined the Company in 1986 as National Sales Manager and became Vice President of the Company in November 1988. Prior to his employment with the Company, Mr. Thome served in various positions with Standard Havens from 1979 to 1986.

(5) Mr. King, age 45, has been Senior Vice President and Secretary since April 1993 and has been a Director of the Company since November 1995. He joined the Company as Secretary, Treasurer and Chief Financial Officer in July 1987. From 1983 to 1987 he was Assistant Treasurer and Corporate

       Controller of C.J. Patterson Company, a producer of specialty chemicals for the baking industry. Prior thereto, he was employed as a senior manager by Mobay Chemical Corporation.

(6) Mr. Alexander, age 57, has been a Director of the Company since its inception in July 1986. Mr. Alexander is President and Chief Executive Officer of EMCO Industries, Inc., a manufacturer of movable wall systems; Chairman and President of Ventaire Corporation, a Tulsa-based metal fabrication company; President of Don H. Alexander & Associates, Inc., a private investment group; and a Director of Bank of Blue Valley, a commercial banking company in Overland Park, Kansas. Prior to 1988 he was President of Perkins Industries, Inc. of Lenexa, Kansas, a manufacturer of adhesives and resins.

(7) Mr. Freeland, age 58, has been a Director of the Company since November 1988. He is Chairman of the Board of Havens Steel Company of Kansas City, Missouri, a structural steel fabricator and erector. From 1983 to 1993, he was President and Chief Executive Officer and a Director of Havens Steel Company. Mr. Freeland is a past President and Board Member of the Central Fabricators Association of Chicago, Illinois. He is the Treasurer and a Director of the American Institute of Steel Construction of Chicago, Illinois and is a Director of the Robotics Container Handling Co. of Belleview, Washington.

(8) Mr. McDonnell, age 50, has been a Director of the Company since December 1993. Mr. McDonnell is the President and Chief Executive Officer of DST Systems, Inc. ("DST"), a mutual fund record keeping company. He has been employed by DST in various capacities since 1973, prior to which he was a financial analyst with Kansas City Southern Industries, Inc. He is a Director of Informix, Inc., The Continuum Company, Inc., First of Michigan Capitol Corp. and Nellcor Puritan-Bennett, Inc.

(9) Mr. Green, age 41, has been a Director of the Company since November 1995. Mr. Green is Chairman, President and Chief Executive Officer of UtiliCorp United, a global energy services company. His association with UtiliCorp United began in 1976 with assignments in a variety of operating and staff positions involving plant supervision, legal, finance and treasury functions. He was appointed Chief Executive Officer of UtiliCorp United in 1985 and Chairman of the Board of Directors of UtiliCorp United in 1989. He is a Trustee of the Center for Strategic and International Studies and the Urban Institute in Washington, DC; a member of the boards of directors of Commerce Bank of Kansas City and the Midwest Research Institute; and Chairman of the Civic Council of Kansas City.

Committees and Meetings of the Board.

       During the Company's fiscal year ended September 30, 1995 ("Fiscal 1995"), the Board held 4 meetings. The Board has an Audit Committee and a Compensation Committee, but does not have a Nominating Committee. The Audit Committee consists of Messrs. Alexander, Freeland and McDonnell. During Fiscal 1995, the Audit Committee met 2 times. The Audit Committee reviews and reports to the Board with respect to various auditing and accounting matters, including the nomination of the Company's independent public accountants, the scope of audit procedures, general accounting policy matters, the Company's internal audit function, and the performance of the Company's independent public accountants. During Fiscal 1995, the Compensation Committee was comprised of Messrs. Alexander, Freeland and

McDonnell. During Fiscal 1995, the Compensation Committee met once. The Compensation Committee is responsible for the review and approval of the annual corporate compensation guidelines, management bonuses, executive officer compensation, and the potential levels of contribution to or awards under the Company's Employee Stock Option Plan ("ESOP"), 401(k) plan and the Company's Incentive Stock Option Plan (the "Plan") for the ensuing year. During Fiscal 1995, all of the directors attended at least 75% of the meetings of the Board and committees of which they are members.


Directors' Compensation.

       Currently, each director who is not employed by the Company receives an annual retainer of $5,000 plus $750 for each meeting of the Board he attends, which, upon election, can be made in the form of Class A Common Stock. All eligible directors elected to receive Class A Common Stock for all compensation earned in Fiscal 1995.

Section 16 Reporting Obligations.

       All officers and directors of the Company filed timely reports under
Section 16(a) of the Securities Exchange Act of 1934 during Fiscal 1995.


                               EXECUTIVE OFFICERS

       The only executive officers of the Company other than Messrs. Rheinfrank, Zak, Lund, Thome and King, who are listed above as nominees for director, are H. Torsten Andersch and James C. Shay.

       Mr. Andersch, age 38, is a Vice President having joined the Company's wholly-owned subsidiary, BHA International GmbH, formerly Filtra GmbH, as Sales Manager in September 1990. He became Assistant General Manager in December 1990 and was promoted to General Manager of BHA International GmbH in September 1992. Prior to September 1990, he was employed as Sales Manager at Eastman Christensen GmbH.

       Mr. Shay, age 32, has been Treasurer and Chief Financial Officer since March 1994. He joined the Company as Controller in June 1992. From 1986-1992, he was employed at KPMG Peat Marwick as an Audit Manager and in various other positions.

                             EXECUTIVE COMPENSATION


I.     SUMMARY COMPENSATION TABLE

-----------------------------------------------------------------------------------------------------------------------------------
                                             Annual Compensation                        Long-Term Compensation
                                 -------------------------------------------------------------------------------------------
                                                                                        Awards                  Payouts
                                                                           -------------------------------------------------
                                                                                               Securities
                                                                 Other                           Under-
                                                                 Annual        Restricted         lying                   All Other
                                                                Compen-           Stock         Options/         LTIP      Compen-
 Name and Principal                  Salary      Bonus(1)        sation       Awards(s)(4)        SARs        Payouts(6)    sation
      Position            Year         ($)          ($)           ($)              ($)             (#)            ($)         ($)
            (a)            (b)         (c)          (d)            (e)             (f)             (g)            (h)         (i)
-----------------------------------------------------------------------------------------------------------------------------------

James E. Lund,            1995        188,400        86,000    65,889(2)        131,779(5)            --        40,000   13,600 (7)
Chief Executive           1994        182,000        62,600      --  (3)                --            --            --   15,432 (8)
Officer and President     1993        176,000        40,000      --  (3)                --            --        60,000   12,924 (9)

-----------------------------------------------------------------------------------------------------------------------------------
Lamson Rheinfrank,        1995        166,600        43,000    10,494(2)         20,988(5)            --        20,000   12,020 (7)
Jr.,                      1994        161,000        31,300        --(3)                --            --            --   11,255 (8)
Chairman                  1993        155,500        20,000        --(3)                --            --        30,000   10,797 (9)

-----------------------------------------------------------------------------------------------------------------------------------
Michael T. Zak,           1995        188,400        86,000    31,855(2)         63,710(5)            --        40,000   10,114 (7)
Vice Chairman             1994        182,000        62,600        --(3)                --            --            --   11,946 (8)
                          1993        176,000        40,000        --(3)                --            --        60,000    9,263 (9)

-----------------------------------------------------------------------------------------------------------------------------------
James J. Thome,           1995        166,600        73,100    50,002(2)        100,004(5)            --        34,000    8,973 (7)
Executive Vice            1994        161,000        53,200        --(3)                --            --            --    8,934 (8)
President                 1993        155,500        29,000        --(3)                --            --        45,000    8,269 (9)

-----------------------------------------------------------------------------------------------------------------------------------
James C. King,            1995        128,400        43,000    26,232(2)         52,463(5)            --        16,000    9,240 (7)
Senior Vice President     1994        124,000        31,300        --(3)                --            --            --    7,141 (8)
and Secretary             1993        117,000        20,000        --(3)                --            --        24,000    6,526 (9)
-----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------

(1) Bonus payments were based on the Company's financial performance for each fiscal year (see "Compensation Committee Report on Executive Compensation
       - Annual Cash Incentives").

(2) Represents tax gross-up payments of amounts reimbursed during Fiscal 1995 for the payment of taxes.

(3) No amounts for executive perquisites and other personal benefits are shown because the aggregate dollar amount per executive is less than either $50,000 or 10% of annual salary and bonus.

(4) The total number of shares of Class A Common Stock issued as restricted stock that have vested or will vest, in whole or in part, in under three years from the date of grant and their vesting schedule is as follows:

       Mr. Lund, 6,875 shares of which 2,292 vested on October 18, 1995; 2,292 will vest on October 18, 1996; and 2,291 shares will vest on October 18, 1997.

       Mr. Rheinfrank, 1095 shares of which 365 vested on October 18, 1995; 365 will vest on October 18, 1996; and 365 shares will vest on October 18, 1997.

       Mr. Zak, 3,324 shares of which 1,108 vested on October 18, 1995; 1,108 will vest on October 18, 1996; and 1,108 shares will vest on October 18, 1997.

       Mr. Thome, 5,218 shares of which 1,739 vested on October 18, 1995; 1,739 will vest on October 18, 1996; and 1,740 shares will vest on October 18, 1997.

       Mr. King, 2,737 shares of which 912 vested on October 18, 1995; 913 will vest on October 18, 1996; and 912 shares will vest on October 18, 1997.


(5) Represents the total aggregate value of restricted stock holdings as of September 30, 1995. Total aggregate number of restricted shares of Class A Common Stock held as of September 30, 1995 is as follows: Mr. Lund, 11,459; Mr. Rheinfrank, 1,825; Mr. Zak, 5,540; Mr. Thome, 8,696; Mr.
       King, 4,562.




(6) Represents payments of bonus awards made pursuant to employment agreements.



(7)    Amounts of All Other Compensation for Fiscal 1995 include the following:

       (i) Contributions by the Company under the ESOP -- each executive $7,500; and

       (ii) Contributions by the Company under the 401(k) plan - each executive $400; and,

       (iii) Premiums on life insurance for executives paid by the Company: Mr. Lund, $5,700; Mr. Rheinfrank, $4,120; Mr. Zak, $2,214; Mr. Thome, $1,073; Mr. King, $1,340.

(8) Amounts of All Other Compensation for the year ended September 30, 1994 ("Fiscal 1994") include the following:

       (i) Contributions by the Company under the ESOP: Mr. Lund, $9,332; Mr. Rheinfrank, $6,735; Mr. Zak, $9,332; Mr. Thome, $7,461; Mr. King, $5,401;

       (ii) Contributions by the Company under the 401(k) plan - each executive, $400; and,

       (iii) Premiums on life insurance for executives paid by the Company: Mr. Lund, $5,700; Mr. Rheinfrank, $4,120; Mr. Zak, $2,214; Mr. Thome, $1,073; Mr. King, $1,340.

(9) Amounts of All Other Compensation for the year ended September 30, 1993 include the following:

       (i) Contributions by the Company under the ESOP: Mr. Lund, $6,824; Mr. Rheinfrank, $6,277; Mr. Zak, $6,824; Mr. Thome, $6,796; Mr. King, $4,786;


       (ii) Contributions by the Company under the 401(k) plan - each executive $400; and,

       (iii) Premiums on life insurance for executives paid by the Company: Mr. Lund, $5,700; Mr. Rheinfrank, $4,120; Mr. Zak, $2,039; Mr. Thome, $1,073; Mr. King, $1,340.


 II.  OPTION/SAR GRANTS TABLE


       No individual grants of stock options freestanding SARs were made during Fiscal 1995 to any of the named executive officers.


III.   AGGREGATED OPTION EXERCISES IN FISCAL 1995
       AND FISCAL YEAR-END ("FY-END") OPTION VALUES

==================================================================================================================================

                              Shares                                                                    Value of Unexercised
                             Acquired          Value         Number of Unexercised Options             In-the Money Options at
                            on Exercise      Realized                  at FY-End                              FY-End(2)
          Name                  (#)            ($)                        (#)                                    ($)
----------------------------------------------------------------------------------------------------------------------------------
           (a)                  (b)             (c)                        (d)                                   (e)
----------------------------------------------------------------------------------------------------------------------------------
                                                          Exercisable      Unexercisable (1)     Exercisable      Unexercisable (1)

----------------------------------------------------------------------------------------------------------------------------------

James E. Lund                       --              --         103,625                84,750          513,826          324,000
----------------------------------------------------------------------------------------------------------------------------------
Lamson Rheinfrank, Jr.              --              --          28,875                 1,125           79,725             --
----------------------------------------------------------------------------------------------------------------------------------
Michael T. Zak                      --              --          87,325                 3,750          344,469             --
----------------------------------------------------------------------------------------------------------------------------------
James J. Thome                      --              --          69,209                73,750          288,934          280,000
----------------------------------------------------------------------------------------------------------------------------------
James C. King                       --              --          35,813                39,188          151,238          144,000
==================================================================================================================================

---------------------------------------

(1) Includes shares that (i) have not met vesting requirements or (ii) are unexercisable under the terms of the stock option agreement until the per share fair market value of the Class A Common Stock is equal to at least $20.00.

(2) The closing price of the Class A Common Stock at the end of Fiscal 1995 was $13.50.

Executive Employment Contracts.

       The Company has employment agreements with each of the executive officers listed in the Summary Compensation Table (each, an "Agreement" and collectively, the "Agreements"). The Agreements commenced on August 1, 1990, and were amended and restated on September 1, 1993 and December 10, 1994. The Agreements expire on September 30, 1997 and are subject to one year automatic extensions on each October 1, unless either party gives notice within 30 days of such October 1 of his or its election to have such automatic extensions cease. Each of the Agreements prohibit the executive from competing with the Company for the three year period after the termination of such employment with the Company. The Agreements further provide that if the Company terminates an Agreement without cause, the executive covered by such Agreement is entitled to the base salary he would have received through the then current expiration of such Agreement and the pro rata portion of the annual bonus that would have been earned in the year of termination. The Agreements also provide for such continuing payments in the event that the executive terminates his Agreement for good reason, or in certain instances, for any reason. Compensation paid to the five most highly compensated executive officers pursuant to the Agreements is included for each executive in the Summary Compensation Table.


                        COMPENSATION COMMITTEE REPORT ON
                             EXECUTIVE COMPENSATION

       The Board believes that increasing the value of the Company to its stockholders is the Board's most important objective and should be the key measure of management performance. The Board also believes that executive compensation should be objectively determined. For this reason, the Compensation Committee (the "Committee"), which is made up of directors who are not employees of the Company, is responsible for determining the compensation packages of the Company's executives. The Committee also approves the potential levels of contribution to the Company's ESOP and 401(K) plans for the ensuing year.

       The Committee's role in determining the compensation of the executives of the Company is to assure that the Company's compensation strategy is aligned with the Board's overall objective and that executive compensation is structured to provide fair, reasonable and competitive base salary levels and the opportunity for the executives to earn incentive compensation reflecting both the Company's and the individual's performance.

       The Committee has modified the executive compensation program to implement a strategy designed to accomplish the Board's objective. The strategy is based upon the principles that: executive performance should be judged and compensated primarily on the basis of the Company's earnings and the strength of the Company's financial position; long-term changes in stockholder value are the most appropriate measure of the Company's financial performance; and the most effective approach to promoting the financial success of the Company is to align the stockholders' and the executives' interests.

       The Committee concluded that this alignment is best accomplished through a compensation strategy emphasizing long-term stock ownership. As a result, the executive compensation program was modified to increase the proportion of long-term compensation tied to increases in the Company's earnings, financial position and appreciation in stockholder value. The annual cash compensation for executive officers is primarily in the form of base salary, which is being maintained at levels consistent with competitive market compensation practices, and annual cash incentives based on quantitative objectives tied to the Company's financial performance. Annual cash compensation is supplemented with long-term incentive compensation, primarily in the form of restricted stock and stock options, intended to link executive compensation to changes in stockholders' value.



       In order to help ensure that the strategy emphasizing long-term stock ownership is implemented, the Committee has expressed its intent that future awards of stock incentives to the executives are dependent upon such executives retaining ownership of a substantial portion of the shares of the Company's Class A Common Stock acquired through the stock incentive awards. The Committee has advised the executive officers that they should retain a majority (less shares forfeited or used to pay the option exercise price or taxes) of all restricted stock and stock acquired through the exercise of options awarded under those agreements.

       The Committee believes that while the Company should provide an opportunity for its executives to acquire significant equity in the Company, realization of the benefits of this opportunity should generally occur only after the stockholders have benefitted from an increase in the value of their investment in the Company. For this reason, in Fiscal 1994, the Committee adopted the policy that recipients of stock options awarded after February 1994, would be permitted to exercise the options, regardless of exercise price, only if the per share fair market value of the Class A Common Stock was equal to at least $20.00.

       The Committee intends that the application of these principles will result in total executive compensation and capital accumulation potential above competitive levels for superior stockholder returns and below competitive levels for average or lesser returns.

       There are three components to the Company's executive compensation packages: base salary, annual cash incentives and stock compensation. Each of these components is discussed in detail below.

       Base Salary.

                Base salaries are established under the Agreements for each person within the executive group. Factors considered in establishing salaries include the responsibilities of the position, compensation of executives in companies of similar size or in the same industry and external market conditions. Increases in base salaries have been modest due to the Committee's policy objective of compensating executives based on financial performance.

       Annual Cash Incentives.

                Annual cash incentive awards are based entirely on quantitative objectives tied to the Company's financial performance. Executives can earn bonuses based upon the Company's performance as measured against pre-determined financial objectives for the fiscal year. Performance is measured by comparing Company net earnings to targeted levels as established in the Company's business plan and approved by the Committee for the fiscal year. The ratio of net earnings to targeted levels is multiplied by each individual's bonus maximum to determine the annual bonus payout for each period. Each individual's bonus maximum is provided in his Agreement. The amounts of each individual's maximum bonus were determined considering the impact on overhead as a percentage of sales, the responsibility of each position and the compensation level required to provide a competitive employee compensation package. The annual bonus component of compensation enables the Company to adjust payouts to executives based on Company performances with only modest adjustments to base salaries. During Fiscal 1995, the Company's executive officers earned annual cash incentive awards under the Plan some of which are summarized in Table I.

       Stock Compensation.

                The key component to the Committee's strategy is to make stock incentives, which consist primarily of awards of restricted stock and stock options, a significant portion of the executives' compensation package. Stock incentives may be awarded pursuant to the following plans:

                Incentive Compensation Plan

                The Company has an Incentive Compensation Plan pursuant to which the Board is authorized to grant certain executive officers of the Company shares of Class A Common Stock or cash following the end of each fiscal year. The grants are awarded pursuant to a formula which is based on the financial performance of the Company and its subsidiaries over a three year period of time. Awards under the Incentive Compensation Plan require a minimum average earnings growth for the most recent three year period of time, as determined by the Committee. Using a three year measurement period for financial performance enables the Company to provide incentives to executives for implementing and executing strategies essential to long-term success. During Fiscal 1995, the Company's executive officers earned a payout under the Incentive Compensation Plan as the Company achieved the minimum average earnings growth for the most recent three year period of time, as determined by the Committee.

                Incentive Stock Plan

                Awards under the Plan include:

                 1. Stock Options: Stock options granted under the Plan vest over a four year period and expire 10 years from the date of grant. Pursuant to a policy adopted by the Committee (discussed above), recipients of certain stock options are only permitted to exercise the options, regardless of exercise price, if the per share fair market value of the Class A Common Stock is equal to at least $20.00. During Fiscal 1995, no stock options were granted to any of the named executive officers.

                 2. Restricted Stock: The Plan permits the grant of shares of restricted stock which vest over a five year period. The issuance of restricted stock is intended to encourage holders of stock options to purchase and retain shares issued pursuant to stock option exercises by allowing holders of stock options to cover the exercise price and taxes associated with the exercise of stock options by selling shares of restricted stock to the Company. During Fiscal 1995, the Company awarded a total of 45,000 shares of restricted stock to the 41 individuals who participated in the Plan. The number of shares of restricted stock awarded to each individual was based on each individual's pro-rata number of stock options held as of the award date.

         In determining the amount of future stock incentives to be awarded to an executive, the Committee will, in addition to other factors, consider previous awards, whether the executive has exercised, to the extent possible, options previously awarded and whether the shares of the Company's Class A Common Stock acquired thereby or shares of restricted stock previously awarded have been retained by the executive. By linking the executives' compensation and net worth to the value of the Company's Class A Common Stock, the Committee seeks to focus the attention of the executives on the Board's overall objective of building long-term stockholder value.


COMPENSATION OF CHIEF EXECUTIVE OFFICER


       Mr. Lund received total compensation amounting to $525,668 in Fiscal 1995. His Fiscal 1995 compensation included a 3.5% increase in base salary over Fiscal 1994. He earned an annual bonus in Fiscal 1995 that exceeded Fiscal 1994 due to higher Company net earnings and which was determined using the quantitative criteria described above under "Annual Cash Incentives."
Mr. Lund earned an Incentive Compensation Plan payout in Fiscal 1995 as the Company did achieve the minimum average annual earnings growth financial objective for the three year period as provided for under that plan (as described more fully above). Mr. Lund was awarded restricted stock and cash under the Plan amendment ratified at the February 20, 1995 stockholders' meeting. The Committee considers Mr. Lund's compensation to be in line with industry and market size standards and to be consistent with Company performance objectives.


       This report was presented to and approved by the Board.

       Don H. Alexander
       Robert D. Freeland
       Thomas A. McDonnell

                Comparison of Five Year-Cumulative Total Returns
                             Performance Graphs for
                                 BHA GROUP, INC.





       The following graph reflects a comparison of the cumulative total stockholder return (change in stock price plus reinvested dividends) of an initial $100 investment on September 30, 1990 in the Company's Class A Common Stock, the Standard & Poors 500 Stock Index and the First Analysis Environmental Index. The comparisons in this table are required by the Securities and Exchange Commission. The stock price performance shown on the graph is not intended to forecast or be indicative of future price performance.


                             CUMULATIVE TOTAL RETURN

BHA Group, Inc.
Comparison of Five-Year Cumulative Total Returns Performance Graph

                                               1990    1991    1992    1993    1994    1995
                                               ----    ----    ----    ----    ----    ----

BHA                                            100      85      91      84      79      83
S&P                                            100     131     146     165     171     221
First Analysis                                 100     117     106     101     102     113

                Comparison of Nine Year-Cumulative Total Returns
                             Performance Graphs for
                                 BHA GROUP, INC.



       The following graph reflects a comparison of the cumulative total stockholder return (change in stock price plus reinvested dividends) of an initial $100 investment on November 30, 1986 (which corresponds to the month in which the Company's stock first traded) in the Company's Class A Common Stock, the Standard & Poors 500 Stock Index and the First Analysis Environmental Index. The stock price performance shown on the graph is not intended to forecast or be indicative of future price performance.

                             CUMULATIVE TOTAL RETURN


BHA Group, Inc.
Comparison of Nine-Year Cumulative Total Returns Performance Graph

                                               1986    1987    1988    1989    1990    1991    1992    1993    1994    1995
                                               ----    ----    ----    ----    ----    ----    ----    ----    ----    ----

BHA                                            100     207     267     625     558     475     508     469     440     462
S&P                                            100     133     117     155     141     185     205     232     240     312
First Analysis                                 100     181     160     224     195     228     206     196     198     220

        SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT



       As of December 31, 1995, the Company had outstanding and entitled to vote 5,464,469 shares of Class A Common Stock. As of December 31, 1995, the trustee of the ESOP was the registered holder of 245,957 shares of Class A Common Stock, 229,336 of which have vested in participant accounts. Participants in the ESOP are entitled to vote both the vested and unvested shares which are in their account.





       The following table sets forth, as of December 31, 1995, certain information with respect to (a) each person known by the Company to own beneficially five percent or more of the outstanding Class A Common Stock, (b) each of the directors and nominees for director of the Company, (c) each of the executive officers named in the Summary Compensation Table, and (d) all directors and executive officers of the Company as a group:







                                                                                           Percent of
       Name and Address                                   Amount and Nature              Class A Common
       of Beneficial Owner                           of Beneficial Ownership(1)              Stock
      -------------------                            --------------------------              -----


Prudential Insurance Co. of America                               581,600                    10.6%
  19 Prudential Plaza
  Newark, New Jersey 07101

Robert Fleming, Inc.                                              388,300                     7.1%
  320 Park Avenue
  New York, New York  10022

Lamson Rheinfrank, Jr.                                            360,007(2)                  6.6%
  642 East 46th Street
  Kansas City, Missouri 64110

T. Rowe Price Associates                                          338,600                     6.2%
  100 East Pratt Street
  Baltimore, Maryland 21202

Capital Research & Management Co.                                 305,000                     5.6%
  333 S. Hope Street, 52nd Floor
  Los Angeles, California  90071



James E. Lund                                                     131,656(3)                  2.4%
  BHA Group, Inc.
  8800 East 63rd Street
  Kansas City, Missouri 64133





                                                                                           Percent of
       Name and Address                                   Amount and Nature              Class A Common
       of Beneficial Owner                           of Beneficial Ownership(1)              Stock
    -----------------------                          --------------------------              -----


Michael T. Zak                                                    115,099(4)                  2.1%
  BHA Group, Inc.
  8800 East 63rd Street
  Kansas City, Missouri 64133

James J. Thome                                                     89,636(5)                  1.6%
  BHA Group, Inc.
  8800 East 63rd Street
  Kansas City, Missouri 64133

Robert D. Freeland                                                 77,819(6)                  1.4%
  Havens Steel Company
  7219 East 17th Street
  Kansas City, Missouri 64126

James C. King                                                      43,452(7)                   *
  BHA Group, Inc.
  8800 East 63rd Street
  Kansas City, Missouri 64133

Don H. Alexander                                                   15,976(8)                   *
  EMCO Industries, Inc.
  10850 Lakeview Avenue
  Lenexa, Kansas  66219

Thomas A. McDonnell                                                13,164(9)                   *
  DST Systems, Inc.
  1055 Broadway
  Kansas City, Missouri 64105

Richard C. Green                                                    6,216(10)                  *
  UtiliCorp United, Inc.
  911 Main
  Kansas City, Missouri 64199
                                                                  -------                    ----
All directors and executive officers
as a group (11 people)                                            862,002                    14.8%





----------------------------

* Less than 1%





(1) All information is as of December 31, 1995 and was determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, based upon information furnished by the persons listed or contained in filings made by them with the Securities and Exchange Commission. Unless otherwise indicated, beneficial ownership disclosed consists of sole voting and dispositive power.


(2) Consists of 80,120 shares of Class A Common Stock held of record by Mr. Rheinfrank, 149,930 shares of Class A Common Stock held by irrevocable family trusts of which Mr. Rheinfrank is the co-trustee, 26,640 shares of Class A Common Stock held by his daughters, 70,320 shares of Class A Common Stock owned by Mr. Rheinfrank's wife, all of which shares he disclaims any beneficial interest, options to purchase 28,875 shares of Class A Common Stock under the Plan which are exercisable within 60 days, 1,825 shares of restricted stock, and 2,297 shares of Class A Common Stock held of record by the trustee of the ESOP for Mr. Rheinfrank who is entitled to vote such shares by virtue of the allocation under the ESOP.




(3) Consists of 2,250 shares of Class A Common Stock held of record by Mr. Lund, 6,050 shares of Class A Common Stock owned by Mr. Lund's wife, as to which shares he disclaims any beneficial interest, options to purchase 103,625 shares of Class A Common Stock under the Plan which are exercisable within 60 days, 11,459 shares of restricted stock, and 8,272 shares of Class A Common Stock held of record by the trustee of the ESOP for Mr. Lund who is entitled to vote such shares by virtue of the allocation under the ESOP.




(4) Consists of 11,550 shares of Class A Common Stock held of record by Mr. Zak and his wife, 3,000 shares of Class A Common Stock held by his children which shares he disclaims any beneficial interest, options to purchase 87,325 shares of Class A Common Stock under the Plan which are exercisable within 60 days, 5,540 shares of restricted stock, and 7,684 shares of Class A Common Stock held of record by the trustee of the ESOP for Mr. Zak who is entitled to vote such shares by virtue of the allocation under the ESOP.




(5) Consists of 4,743 shares of Class A Common Stock held of record by Mr. Thome, options to purchase 69,209 shares of Class A Common Stock under the Plan which are exercisable within 60 days 8,696 shares of restricted stock, 6,988 shares of Class A Common Stock held of record by the trustee of the ESOP for Mr. Thome who is entitled to vote such shares by virtue of the allocation under the ESOP.




(6) Consists of 351 shares of Common Stock held of record by Mr. Freeland, options to purchase 5,625 shares of Class A Common Stock under the Plan which are exercisable within 60 days and 71,843 shares of Class A Common Stock held of record by Havens Steel Company, with whom Mr. Freeland shares investment power through his position as Chairman of the Board of that Company, but as to which Mr. Freeland disclaims any beneficial interest.


(7) Consists of 820 shares of Common Stock held of record by Mr. King, options to purchase 35,813 shares under the Plan which are exercisable within 60 days, 4,562, shares of restricted stock, and 2,257 shares of Class A Common Stock held of record by the trustee of the ESOP for Mr. King who is entitled to vote such shares by virtue of the allocation under the ESOP.


(8) Consists of 10,351 shares of Class A Common Stock held of record by Mr. Alexander and options to purchase 5,625 shares of Class A Common Stock under the Plan which are exercisable within 60 days.




(9) Consists of 10,351 shares of Class A Common Stock held of record by Mr. McDonnell and options to purchase 2,813 shares under the Plan which are exercisable within 60 days.


(10) Consists of 6,216 shares of Common Stock held of record by Mr. Green.

                 AMENDMENTS TO THE CERTIFICATE OF INCORPORATION
                                 OF THE COMPANY


General

    On December 13, 1995, the Board approved the Proposed Amendments and voted to recommend that the stockholders of the Company approve the Proposed Amendments. The Proposed Amendments would: (1) reclassify the Class A Common Stock of the Company as "Common Stock", set the number of authorized shares of Common Stock at 20,000,000 shares and eliminate the Class B Common Stock of the Company; (2) authorize the Company to issue up to 500,000 shares of preferred stock, (3) classify the Board into three equal classes, with one class being elected each year; and (4) prohibit action by written consent of the stockholders. A form of a proposed Restated and Amended Certificate incorporating the Proposed Amendments is set forth as Exhibit A to this proxy statement.

    Each of the Proposed Amendments is being presented individually to stockholders of the Company for their approval. As more fully discussed below, the Board believes that the approval of the Proposed Amendments (other than the reclassification of the Class A Common Stock) would limit the ability of a third party to effect a change in majority control of the Board without the support of the incumbent Board.

    Adoption of the Proposed Amendments (other than the reclassification of the Class A Common Stock), both individually and as a whole, may significantly restrict the ability of stockholders of the Company to change the composition of the incumbent Board and to benefit from a proposed takeover or change in the composition of the Board that is opposed by the incumbent Board. If approved, the Proposed Amendments would collectively, and, in varying degrees, individually, make the removal of one or all of the directors more difficult. As a result, the officers of the Company, each of whom serves at the pleasure of the Board (subject to the terms of any Agreement), could more easily retain their positions in management. Accordingly, stockholders are urged to read carefully the following sections of this Proxy Statement, which describe the Proposed Amendments and their purposes and effects, and Exhibit A hereto, which sets forth a form of the Restated and Amended Certificate incorporating the Proposed Amendments.

Purpose and Effects of the Proposed Amendments

    The Proposed Amendments (other than the reclassification of the Class A Common Stock), which make wholesale replacement of the Board difficult, are intended to strengthen the negotiating position of the Board, and by extension the position of the stockholders, by discouraging an acquiror from attempting to coerce the Board through the threat of a proxy contest. The Proposed Amendments are designed to encourage a potential acquiror to negotiate with the Board rather than act unilaterally. Similarly, Delaware's "business combination" statute is intended to encourage a potential acquiror to negotiate with the Board rather than take unilateral action. The statute generally provides that an investor who acquires 15% or more of the Company's outstanding voting shares (an "Interested Stockholder") cannot engage in a merger or other business combination with the Company for a period of three years unless (1) before such person becomes an Interested Stockholder, the Board approved the transaction in which the Interested Stockholder became an Interested Stockholder or approved the business combination, (2) the Interested Stockholder acquires at least 85% of the Company's voting shares (excluding shares owned by officers, directors and certain employee stock plans) in the same transaction in which it crossed the 15% threshold or (3) after becoming an Interested Stockholder, the Interested Stockholder obtains approval for the business combination from the Board and the holders of two-thirds of the Company's voting shares (other than those held by the Interested Stockholder).

    The Proposed Amendments could discourage certain types of transactions, described below, which involve a threatened change in control of the Company. The Proposed Amendments could make it more difficult and time-consuming to change majority control of the Board, thereby reducing the vulnerability of the Company to an unsolicited offer to take control of the Company. As more fully described below, the Board believes that, as a general rule, such unsolicited offers are not in the best interest of the Company and its stockholders.

    The Board believes that an imminent threat of removal curtails its ability to negotiate effectively with a purchaser by depriving the Board of the time and information necessary to evaluate the takeover proposal, to study alternative proposals and to help ensure that the best price is obtained. However, takeovers or changes in the composition of the Board or management of the Company which are proposed and effected without prior consultation and negotiation with the Board are not necessarily detrimental to the Company and its stockholders. Adoption of one or all of the Proposed Amendments may impair the ability of stockholders to change the composition of the Board and to benefit from a transaction which the incumbent Board opposes, even if a majority of the stockholders deem such transaction to be in their best interests. The Board, however, believes that the benefits of seeking to protect its ability to negotiate with the proponent of an unfriendly or unsolicited proposal to take over or restructure the Company outweigh the disadvantages of discouraging such proposals.

    The adoption of the Proposed Amendments would make more difficult or discourage a proxy contest, the assumption of control by a holder of a substantial equity interest in the Company or the removal of the incumbent Board and, therefore, could have the effect of entrenching incumbent management. At the same time, the Proposed Amendments would help ensure that the Board, if confronted by a proposal from a third party who has recently acquired a significant equity interest in the Company, will have sufficient time to review the proposal, to consider appropriate alternatives to the proposal and to seek a premium price for the stockholders.

    The Proposed Amendments are intended to encourage persons seeking to acquire control of the Company to initiate such an acquisition through arms-length negotiations with the Company's management and Board. If adopted, however, the Proposed Amendments could have the effect of discouraging a third party from making a tender offer at a price representing a control premium over then prevailing trading prices or otherwise attempting to effect a change in control of the Company, even tough such an attempt might be beneficial to the Company and its stockholders.



    The Proposed Amendments are permitted under Delaware law and the rules of the National Market of the National Association of Securities Dealers, Inc. ("NASDAQ") Automated Quotation System, upon which the Company's Class A Common Stock is listed and traded. The Board, which approved the Proposed Amendments and recommended that they be submitted to the Company's stockholders for adoption, does not presently contemplate recommending the adoption of any further amendments to the Certificate which would affect the ability of third parties to take over or change control of the Company.

By-laws

    On December 13, 1995, the Board adopted amendments to the By-laws of the Company (the "By-laws"), which, if the stockholders approve the Proposed Amendments, will reflect the Proposed Amendments.


           AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO
                      RECLASSIFY THE CLASS A COMMON STOCK;
            TO INCREASE THE AUTHORIZED SHARES OF CLASS A COMMON STOCK
                    AND TO ELIMINATE THE CLASS B COMMON STOCK
                                (Proposal No. 2a)



    The Board proposes and recommends that the Certificate be amended to reclassify the Class A Common Stock of the Company into one class of common stock with the name "Common Stock" and to establish the number of authorized shares of Common Stock available for issuance by the Company as 20,000,000 shares. Currently, 10,000,000 shares of Class A Common Stock and 10,000,000 shares of the Company's $.01 par value Class B Common Stock (the "Class B Common Stock") are authorized; however, the Class B Common Stock, none of which is outstanding, is no longer available for issuance. The Proposed Amendment would eliminate the Class B Common Stock and reclassify the Class A Common Stock, with the authorized number of shares of such class being increased from 10,000,000 to 20,000,000 shares. The purpose of the Proposed Amendment, in addition to eliminating the Class B Common Stock, is to insure that there are sufficient shares of Common Stock available in the event the Company determines to issue additional shares in order to raise working capital, to make acquisitions or for other corporate purposes. As of December 31, 1995, 7,044,041 shares of Class A Common Stock were outstanding or reserved for issuance out of the 10,000,000 currently authorized. If this Proposed Amendment is approved by the stockholders, each outstanding share of Class A Common Stock shall automatically be converted into a share of Common Stock.


    The management of the Company believes that it is appropriate for the Company to have additional shares of Common Stock available for issuance in transactions which are in the best interest of the Company. The Company is not presently considering any specific proposals for acquisitions or issuances of additional shares. The Company will not seek further authorization from its stockholders prior to any issuance of its shares of Common Stock, except as may be otherwise required by law or by NASDAQ National Market rules.

    The Board is seeking stockholder ratification of the amendment to the Certificate to reclassify the Class A Common stock as "Common Stock", to increase the authorized shares of Common Stock to

20,000,000 and to eliminate the Class B Common Stock. Stockholder ratification requires the affirmative vote of the holders of a majority of the shares present or represented and entitled to vote at the Annual Meeting. The Board recommends a vote FOR the amendment to the Certificate to reclassify the Class A Common Stock as "Common Stock", to increase the authorized shares of Common Stock to 20,000,000 and to eliminate the Class B Common Stock and it is intended that shares represented by the enclosed form of proxy will be voted in favor of such amendment to the Certificate unless otherwise specified in such proxy.



             AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION
                          TO AUTHORIZE PREFERRED STOCK
                                (Proposal No. 2b)

    The Board proposes and recommends that the Certificate be amended to authorize 500,000 shares of preferred stock, $.01 par value per share ("Preferred Stock"), which would have such voting powers, designations, preferences, and relative, participating, optional and conversion or other special rights, and such qualifications, limitations or restrictions, as the Board may designate for each class or series issued from time to time. These would include, but not be limited to (A) the designation of each class or series and the number of shares that will constitute each such class or series; (B) the dividend rate for such class or series: (C) the price at which, and the terms and conditions on which, the shares of such class or series may be redeemed, if such shares are redeemable; (D) the voting rights, if any, of shares of such class or series; and (E) the terms and conditions, if any, upon which shares of such class or series may be converted into shares of other classes or series of shares of the Company, or other securities.

    The Company currently does not have any shares of preferred stock authorized. All 500,000 shares of Preferred Stock would be available for issuance without further action by the stockholders of the Company, and the Company does not intend to seek stockholder approval prior to any issuance of Preferred Stock, unless otherwise required by law or by NASDAQ National Market rules. Except as described below, the Board has no present plans for issuance of any shares of Preferred Stock, nor does it have any present plans to apply for the listing of the Preferred Stock on a national securities exchange or quotation on a securities quotation system.

    The proposed authorization of Preferred Stock is deemed desirable in that it would enhance the Company's flexibility in connection with possible future actions, such as stock splits, stock dividends, financings, mergers, acquisitions, or other purposes. Having such authorized shares available for issuance in the future would allow shares to be issued without the expense and delay of a special stockholders' meeting.

    The authorized but unissued shares of Preferred Stock also could be used to impede a change in control of the Company. Under certain circumstances, such shares could be used to deter persons seeking to effect a takeover or otherwise gain control of the Company. For example, a class or series of Preferred Stock could be designated that would be convertible into Class A Common Stock upon the happening of a triggering event such as an acquisition of a certain percentage of the Company's

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



voting stock. The conversion of the Preferred Stock would dilute the voting power of the acquiror, and would make subsequent transactions the acquiror may wish to effect more difficult or costly. Use of the Preferred Stock in the foregoing manner may be disadvantageous to stockholders who would deem the attempted takeover efforts as desirable. (The Board is not currently aware of any planned takeover efforts.) Further, this proposal may be disadvantageous to stockholders in that Preferred Stock with disproportionate voting rights may be used to entrench management, making it more difficult to remove directors at a time when the stockholders would prefer to do so. Preferred Stock also may be used to prevent or discourage offers to purchase blocks of the Class A Common Stock, the results of which purchases may cause uncharacteristic or artificial changes in the market place of the Class A Common Stock.




    On December 13, 1995, the Board of Directors adopted a stockholder rights plan (the "Rights Plan") pursuant to which common stock purchase rights (the "Rights") were distributed as a dividend to stockholders of record on the close of business on December 26, 1995. The Rights Plan is designed to deter coercive takeover tactics by permitting holders of the Rights (other than the person employing the coercive takeover tactics) to purchase Class A Common Stock (or Class A Common Stock equivalents) of the Company at a bargain purchase price upon the occurrence of certain events described in the Rights Plan. Currently, each Right entitles the holder thereof to purchase one tenth of a share of Class A Common Stock for a purchase price of $7.00, subject to adjustment. If the Proposed Amendment creating the Preferred Stock is approved, the Board intends to substitute a series of units of Preferred Stock (representing Class A Common Stock equivalents) for issuance upon exercise of the Rights (instead of shares of Class A Common Stock) thereby increasing the number of shares of Class A Common Stock available to the Company for other uses. Since adoption of the Rights Plan did not require stockholder approval, the Rights Plan will remain operative regardless of the outcome of this Proposed Amendment. This Proposed Amendment should not be viewed therefore as a referendum on the Rights Plan.



    The Board is seeking stockholder ratification of the amendment to the Certificate to authorize Preferred Stock. Stockholder ratification requires the affirmative vote of the holders of a majority of the shares present or represented and entitled to vote at the Annual Meeting. The Board recommends a vote FOR the amendment to the Certificate to authorize Preferred Stock and it is intended that shares represented by the enclosed form of proxy will be voted in favor of such amendment to the Certificate unless otherwise specified in such proxy.

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




             AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION
                              TO CLASSIFY THE BOARD
                                (Proposal No. 2c)

    The Board has unanimously approved, subject to stockholder approval, adoption of amendments to the Certificate to classify the Board into three classes of directors (designated Class I, Class II and Class III) serving staggered three-year terms, with each class being as nearly equal in number as possible. As a result, approximately one-third of the Board would be elected each year. Initially, members of all three classes will be elected at the Annual Meeting. Directors then elected to the Class I will serve until the annual meeting of stockholders to be held in 1997 (or until their respective successors are duly elected and qualified or until their earlier death, resignation or removal). Directors initially elected to the Classes II and III will serve until the annual meetings of stockholders to be held in 1998 and 1999, respectively (or until their respective successors are duly elected and qualified or until their earlier death, resignation or removal). Commencing with the election of directors to Class I in 1997, each class of directors elected at an annual meeting of stockholders would be elected to three-year terms. Any vacancies or newly created directorships, however occurring, will be filled by a vote of the majority of the directors then remaining in office. Once elected, a director filling a vacancy or a newly created directorship will hold office for the term expiring at the annual meeting of stockholders for the term of the class to which he has been elected. The By-laws currently provide that directors shall hold office until the next annual meeting of stockholders and until the election and qualification of their respective successors.

    The Board believes that the proposal to create a classified Board is in the best interests of the Company and its stockholders. The Board believes that Board classification will help lend continuity and stability to the management of the Company and will help assure continuity and stability in the Board's leadership and policies. Following the classification of the Board, at any given time approximately two-thirds of the members of the Board will have had prior experience as directors of the Company. It is believed that this will facilitate long-range planning, strategy and policy, because it will enhance the likelihood of continuity and stability in the composition of the Board and its policies. The Board believes that this, in turn, will permit the Board to more effectively represent the interests of all stockholders. With a classified Board, it will generally take two annual meetings of stockholders (rather than one) to elect a majority of the Board. As a result, a classified Board may discourage proxy contests for the election of directors or purchases of a substantial block of stock because its provisions could operate to prevent obtaining control of the Board in a relatively short period of time.

    A classified Board makes it more difficult for stockholders to change the majority of directors even when the only reason for the change may be the performance of the directors. Furthermore, the provision for the classified Board is applicable to every election of directors, rather than only to an election occurring after a change of control of the Company.

    If the proposal to classify the Board is adopted, then, pursuant to the Delaware General Corporation Law, the holders of a majority of the shares entitled to vote at an election of directors will be able to remove any director or the entire Board only for cause (and not without cause).

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



    The information concerning the current nominees for election of directors at the Annual Meeting and the classes to which they would be elected is set forth under the caption "Election of Directors (Proposal No. 1)." If the Proposed Amendments to adopt a classified Board is not approved and implemented, all directors elected at the Annual Meeting will serve until the next annual meeting of stockholders (or until their successors are elected and qualified or until their earlier death, resignation or removal).

    The Board is seeking stockholder ratification of the amendment to the Certificate to classify the Board. Stockholder ratification requires the affirmative vote of the holders of a majority of the shares present or represented and entitled to vote at the Annual Meeting. The Board recommends a vote FOR the ratification of the amendment to the Certificate to classify the Board and it is intended that shares represented by the enclosed form of proxy will be voted in favor of such amendment unless otherwise specified in such proxy.


             AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION
              TO PROHIBIT ACTION BY WRITTEN CONSENT OF STOCKHOLDERS
                                (Proposal No. 2d)


    Unless otherwise provided in the Certificate, Delaware law permits any action required or permitted to be taken by the stockholders of the Company to be taken without a meeting and without stockholder vote if a written consent setting forth the action to be taken is signed by the holders of shares of outstanding stock having the number of votes necessary to authorize such action at a meeting of stockholders. Currently, the Certificate does not contain any provisions regarding stockholder consent actions. This Proposed Amendment would prohibit the stockholders from taking any permitted or required action by written consent. As a result of this Proposed Amendment, a majority of stockholders would be prevented from approving transactions deemed to be economically advantageous, such as a tender offer at a price representing a control premium over then prevailing trading prices by written consent. Additionally, in conjunction with recently adopted amendments to the By-laws that deny to the stockholders of the Company the right to request a special meeting of the stockholders, a majority of the incumbent Board could delay until the annual meeting any action that required stockholder approval, even if the proponents of the action had sufficient stockholder votes to obtain approval of the action at a stockholder meeting.

    This Proposed Amendment is intended to provide the Board and the non-consenting stockholders with an opportunity to review any proposed action and, if necessary, to take any necessary action to protect the interest of minority stockholders and the Company before the proposed action is taken. As a result, the Board may take action that certain stockholders do not believe is in their best interest. The Board, however, believes that action by written consent of stockholders is inappropriate for a public company and that it is in the best interest of the stockholders and the Company to require full consideration of a matter at a meeting of stockholders before acting on it.

    The Board is seeking stockholder ratification of the amendment to the Certificate to prohibit action by written consent of the stockholders. Stockholder ratification requires the affirmative vote of the

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



holders of a majority of the shares present or represented and entitled to vote at the Annual Meeting. The Board recommends a vote FOR the amendment to the Certificate to prohibit action by written consent of the stockholders and it is intended that shares represented by the enclosed form of proxy will be voted in favor of such amendment unless otherwise specified in such proxy.


                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
                                (Proposal No. 3)

    KPMG Peat Marwick is the accounting firm which examined and reported on the Company's financial statements for Fiscal 1995. KPMG Peat Marwick has been selected by the Board to serve as the Company's accounting firm Fiscal 1996. Representatives of KPMG Peat Marwick are expected to attend the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

    The Board is seeking stockholder ratification of its selection of KPMG Peat Marwick. Stockholder ratification requires the affirmative vote of the holders of a majority of the shares present or represented and entitled to vote at the Annual Meeting. The Board recommends a vote FOR the ratification of the selection of KPMG Peat Marwick and it is intended that shares represented by the enclosed form of proxy will be voted in favor of the ratification of the selection of KPMG Peat Marwick unless otherwise specified in such proxy. If stockholders do not ratify the appointment of KPMG Peat Marwick as the auditors of the Company for Fiscal 1996 at the Annual Meeting, the Board, on recommendation of its Audit Committee, may reconsider the selection.


                 TIME FOR SUBMISSION OF PROPOSAL OF STOCKHOLDERS

    Any stockholder who intends to present a proposal for action at the Company's Annual Meeting of Stockholders scheduled to be held on February 20, 1997, must comply with and meet the requirements of Regulation 14a-8 of the Exchange Act. That regulation requires, among other things, that a proposal be received by the Company at its principal executive office, 8800 East 63rd Street, Kansas City, Missouri 64133, by September 14, 1996.

                            GENERAL AND OTHER MATTERS

    Management knows of no matter other than the matters described above which will be presented to the Annual Meeting. However, if any other matters properly come before the meeting, or any of its adjournments, the person or persons voting the proxies will vote them in accordance with his or their best judgment on such matters.

    You are urged to sign and return your proxy to make certain your shares will be voted at the Annual Meeting.

                                   By Order of the Board of Directors
                                              James C. King
                                                Secretary


Kansas City, Missouri
January 17, 1996

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



                                    EXHIBIT A

                               AMENDED & RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                                 BHA GROUP, INC.

    BHA GROUP, INC., a corporation duly organized and existing by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

    FIRST: BHA Group, Inc. was originally incorporated in the State of Delaware on July 11, 1986.

    SECOND: At a meeting held on December 13, 1995, resolutions were adopted by the Board of Directors of the Corporation, in accordance with Section 242 of the General Corporation Law of the State of Delaware, amending and restating the Certificate of Incorporation of the Corporation and declaring such Amended and Restated Certificate of Incorporation to be advisable and in the best interests of the stockholders of the Corporation.

    THIRD: The holders of a majority of the shares of outstanding capital stock of the Corporation entitled to vote duly approved such Amended and Restated Certificate of Incorporation in accordance with Section 242 of the General Corporation Law of the State of Delaware at the annual meeting of stockholders held on February 20, 1996.

    FOURTH: Among the changes from the previous Certificate of Incorporation are the following:

             1. The Class A Common Stock, par value $.01 per share (the "Class A Common Stock") has been reclassified as "Common Stock" and the total number of authorized shares of Common Stock has been established as 20,000,000 shares.

             2. The Class B Common Stock, par value $.01 per share, of which no shares are currently outstanding, is no longer authorized.

             3. 500,000 shares of Preferred Stock, $.01 par value per share, with such powers, rights, preferences, privileges, qualifications, limitations and restrictions as to be determined by the Board of Directors, has been authorized.

             4. Article Sixth, Subsection 4, which provides for the classification of the directors, has been added.

             5. Article Eleventh, which prohibits shareholders from taking any action by written consent, has been added.

    FIFTH: Upon the filing of this Amended and Restated Certificate of Incorporation, each of the ____________ currently issued and outstanding shares of Class A Common Stock shall automatically be converted into one share of Common Stock. Certificates formally representing shares of Class A Common Stock shall thereupon and thereafter be deemed to represent a like number of shares of Common Stock.

    IN WITNESS WHEREOF, BHA Group, Inc. has caused this Amended and Restated Certificate of Incorporation to be signed by James E. Lund, its President and Chief Executive Officer, and attested by James C. King, its Secretary, this ___ day of February, 1996.

                                                     BHA Group, Inc., a Delaware
                                                     corporation


                                                      By:_________________
                                                         James E. Lund
                                                         President and Chief
                                                         Executive Officer


ATTEST


----------------------------
James C. King, Secretary

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                                 BHA GROUP, INC.


             FIRST: The name of the Corporation is BHA GROUP, INC.

             SECOND: The address of the registered office of the Corporation in the State of Delaware is 410 South State Street, in the City Dover, County of Kent. The name of its registered agent at that address is United Corporate Services, Inc.

             THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware as set forth in Title 8 of the Delaware Code (the "GCL").

             FOURTH: The Corporation shall have authority to issue 20,500,000 shares of capital stock, consisting of 500,000 shares of Preferred Stock, with par value of $.01 per share (hereinafter in this Certificate called the "Preferred Stock"), and 20,000,000 shares of Common Stock, with par value of $.01 per share (hereinafter in this Certificate called the "Common Stock").

             The Preferred Stock may be issued from time to time in one or more classes or series, each of which class or series shall have such distinctive designation or title as shall be fixed by the board of directors of the Corporation (the "Board of Directors") prior to the issuance of any shares thereof. The Board of Directors is hereby authorized to determine or alter the powers, rights, preferences, privileges, qualifications, limitations and restrictions granted to or imposed upon any wholly unissued class or series of the Preferred Stock, including without limiting the generality of the preceding clause, the authority to fix or alter the dividend rights, dividend rates, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preference of said shares, all as shall be stated in such resolution or resolutions providing for the issuance of such class or series of the Preferred Stock as may be adopted from time to time by the Board of Directors. The Board of Directors is further authorized to determine or alter from time to time the number of shares of the Preferred Stock constituting any such class or series and the designation thereof, and to increase or decrease the number of shares of any class or series subsequent to the issue of shares of that class or series, but not below the number of shares of such class or series then issued and outstanding. In case the number of shares of any class or series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such class or series.

             Subject to all of the rights of the holders of shares of the Preferred Stock that may hereafter be issued, (i) such dividends or distributions as may be determined by the Board of Directors, at its sole discretion, may from time to time be declared and paid or made upon the Common Stock out of assets legally available therefor and (ii) except as otherwise required by law, each outstanding share of Common Stock shall be entitled to one vote on each matter on which stockholders of the Corporation or the holders of Common Stock shall be entitled to vote.

             FIFTH: The name and mailing address of the incorporator is as follows:

             Name                          Mailing Address

    Leslie A. Martey          c/o Kronish, Lieb, Weiner & Hellman
                              1345 Avenue of the Americas
                              New York, New York 10105


             SIXTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the power of the Corporation and of its directors and stockholders:

                     (1) The business and affairs of the Corporation shall be
             managed by or under the direction of the Board of Directors.

                     (2) The directors shall have the power without the assent
             or vote of the stockholders to make, alter, amend, change, add to or repeal the By-laws of the Corporation.

                     (3) Except as provided in any certificate filed pursuant to
             Section 151(g) of the GCL designating the number of shares of the Preferred Stock to be issued and the powers, rights, preferences, privileges, qualifications, limitations and restrictions granted to and imposed on the holders of shares of such designated Preferred Stock, the number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the By-laws of the Corporation. Election of directors need not be by written ballot unless the By-laws so provide.

                     (4)(a) Except as provided in paragraph (b) hereof, the
             Board of Directors shall be and is divided into three classes, Class I, Class II and Class III, as nearly equal in number of directors as possible, with the term of office of the directors of one class expiring each year. Each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected; provided, however, that the directors first elected to Class I shall serve for a term ending on the date of the first annual meeting next following the end of the calendar year 1996, the directors first elected to Class II shall serve for a term ending on the date of the second annual meeting next following the end of the calendar year 1996, and the directors first elected to Class III shall serve for a term ending on the date of the third annual meeting next following the end of the calendar year 1996. In the event of any change in the authorized number of directors, the Board of Directors shall apportion any newly created directorships to, or reduce the number of directorships in, such class or classes as shall, so far as possible, equalize the number of directors in each class. If, consistent with the rule that the three classes shall be as nearly equal in number of directors as possible, any newly created directorship is to be allocated to one or more classes, the Board of Directors shall allocate such directors to the available class whose term of office is due to expire at the latest date following such allocation. Notwithstanding any of the foregoing, each director shall serve for a term continuing until the annual meeting of the stockholders at which the term of the class to which he was elected expires and until his successor is elected and qualified or until his earlier death, resignation or removal.

                     (b) Notwithstanding any of the provisions of the foregoing paragraph (a) or any other provision of this Article Sixth, whenever the holders of any one or more classes or series of the Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies, removal and other features of such directorships shall be governed by the terms of this Certificate of Incorporation applicable thereto, and by the terms of any certificate filed pursuant to Section 151(g) of the GCL designating the number of shares of the Preferred Stock to be issued and the powers, rights, preferences, privileges, qualifications, limitations and restrictions granted to and imposed on the holders of such designated Preferred Stock, and such directors so elected shall not be divided into classes pursuant to paragraph (a) unless expressly provided by such terms.

                     (5) In addition to the powers and authority herein before
             or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the statutes of Delaware, this Certificate of Incorporation, and any By-laws adopted by the stockholders; provided, however, that no By-laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-laws had not been adopted.

             SEVENTH: Meetings of stockholders may be held within or without the State of Delaware, as the By-laws may provide. The books of the Corporation may be kept (subject to any provisions contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

             EIGHTH: The Corporation shall, to the full extent permitted by
Section 145 of the GCL, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto. Directors of the Corporation shall have no personal liability for monetary damages for breach of a fiduciary duty of a director to the full extent permitted by Section 102(b)(7) of the GCL.

             NINTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of the

GCL or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of the GCL, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

             TENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by law, and all rights and powers conferred upon stockholders, directors and officers are subject to this reservation.

             ELEVENTH: Any action required or permitted to be taken by the holders of capital stock of the Corporation must be effected at a duly called annual or special meeting of holders of capital stock of the Corporation and no such action may be effected by any consent in writing by such holders.

                                   APPENDIX I
                                   PROXY CARD


                                 BHA GROUP, INC.
               8800 East 63rd Street, Kansas City, Missouri 64133
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

               ANNUAL MEETING OF STOCKHOLDERS - February 20, 1996

    The undersigned hereby appoints James E. Lund and James C. King, or either of them, as Proxy or Proxies of the undersigned with full power of substitution to attend and to represent the undersigned at the Annual Meeting of Stockholders of BHA Group, Inc. (the "Company") to be held on February 20, 1996, and at any adjournments thereof, and to vote thereat the number of shares of stock of the Company the undersigned would be entitled to vote if personally present, in accordance with the instructions set forth on this proxy card. Any proxy heretofore given by the undersigned with respect to such stock is hereby revoked.

              Dated:____________________________________________________,   1996

              __________________________________________________________________

              __________________________________________________________________
                    Please sign exactly as name appears above. For joint accounts, each joint owner must sign. Please give full title if signing in a representative capacity.

               [ ] PLEASE CHECK IF YOU PLAN TO ATTEND THE MEETING

PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE

1.  ELECTION OF DIRECTORS.



    NOMINEES: Don H. Alexander, Robert D. Freeland, Richard C. Green, James C. King, James E. Lund, Thomas A. McDonnell, Lamson Rheinfrank, Jr., James J. Thome and Michael T. Zak.



    [  ] FOR ALL nominees listed above.

    [  ] FOR ALL nominees listed above EXCEPT: ________________________________.

    (Instruction: To withhold authority to vote on any individual nominee, write the name above.)

    [  ] WITHHOLD AUTHORITY to vote for all nominees listed above.

2. AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION (THE "CERTIFICATE") TO RECLASSIFY THE CLASS A COMMON STOCK AS "COMMON STOCK"; TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK TO 20,000,000 AND TO ELIMINATE CLASS B COMMON STOCK.

    [  ] FOR the Amendment to the Certificate.

    [  ] AGAINST the Amendment to the Certificate.

    [  ] ABSTAIN

3.  AMENDMENT TO THE CERTIFICATE TO AUTHORIZE PREFERRED STOCK.

    [  ] FOR the Amendment to the Certificate.

    [  ] AGAINST the Amendment to the Certificate.

    [  ] ABSTAIN

4.  AMENDMENT TO THE CERTIFICATE TO CLASSIFY THE BOARD OF DIRECTORS.

    [  ] FOR the Amendment to the Certificate.

    [  ] AGAINST the Amendment to the Certificate.

    [  ] ABSTAIN

5. AMENDMENT TO THE CERTIFICATE TO PROHIBIT STOCKHOLDERS FROM TAKING ACTION BY WRITTEN CONSENT.

    [  ] FOR the Amendment to the Certificate.

    [  ] AGAINST the Amendment to the Certificate.

    [  ] ABSTAIN

6. RATIFICATION OF KPMG PEAT MARWICK AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 1996.

    [  ] FOR the ratification of KPMG Peat Marwick.

    [  ] AGAINST the ratification of KPMG Peat Marwick.

    [  ] ABSTAIN

7.  ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

If no specification is made, this proxy will be voted FOR Proposals 1 through 6 listed above.